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                                                                    EXHIBIT (99)




                        FOR IMMEDIATE RELEASE

                        For Further Information Contact:
                             J. Gregory Kasun, President and CEO
                             Katrina L. Thompson, CFO
                             Telephone:  (619) 450-3135





                               MISSION WEST PROPERTIES
                                      ANNOUNCES
                             CLOSING OF REAL ESTATE SALE


    SAN DIEGO, CALIFORNIA, January 22, 1997 -- Mission West Properties
(ASE/PSE: MSW) today announced that it had completed the sale of most of its real estate assets to Spieker Properties, L.P. (NYSE: SPK); this transaction was closed in accordance with terms of the related Purchase and Sale Agreement dated December 6, 1996, as amended. As provided under terms of the Purchase and Sale Agreement, completion of the sale of the Company's leasehold properties at Palomar-McClellan Airport was deferred until a later period, not more than 120 days subsequent to the first closing, to allow for certain contingencies to be satisfied.

    The Company's Directors plan to meet shortly to consider a potential cash distribution to shareholders from the proceeds of the sale transaction and to consider future opportunities and a strategic course for the Company.

    Mission West is 49-percent owned by Triton Group Ltd. (AMEX: TGL), a San Diego holding company.